UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                     August 5, 2004

TeraForce Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-11630	76-0471342

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 East Campbell Road, Richardson, Texas	75081

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                     (469) 330-4960

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Item 12. Results of Operations and Financial Condition.
SIGNATURES

Item 12. Results of Operations and Financial Condition.

     On August 5, 2004 the Company issued a press release concerning its results of operations for the quarter ended June 30, 2004 and providing information regarding a conference call to be held at 2:00 CDT on August 5, 2004 to discuss these results.

     The text of this release is as follows:

TeraForce Reports Second Quarter 2004 Results

Product Sales Up 38%

Contact:	Patty Dickerson, Investor Relations — 469-330-4969
pdickerson@teraforce-tech.com

RICHARDSON, TEXAS (August 5, 2004) — TeraForce Technology Corporation (OTCBB: TERA) today announced financial results for the second quarter ended June 30, 2004.

Financial Results

Net revenues in the second quarter of 2004 amounted to $2,368,000 versus $1,385,000 in the second quarter of 2003. Operating loss for the three months ended June 30, 2004 amounted to $649,000 versus an operating loss of $1,435,000 in the same period of 2003. Results for the second quarter of 2004 reflect product shipments of $1,918,000 and license fees of $450,000, compared to product shipments of $1,385,000 and no license fees in the second quarter of 2003.

For the first six months of 2004 net revenues amounted to $6,975,000 and operating profit totaled $1,273,000. This compares with net revenues of $2,338,000 and an operating loss of $3,151,000 in the first six months of 2003. The results for the first six months of 2004 reflect product shipments of $3,575,000 and license fees of $3,400,000.

Engineering and development expenses in the second quarter of 2004 were $518,000 as compared to $696,000 in the second quarter of 2003, reflecting the completion of various outsourced tasks last year. Selling and administrative expenses increased to $1,336,000 in the second quarter of 2004 versus $1,147,000 in the second quarter last year. The increase is due primarily to increased sales commissions associated with higher product shipments.

Herman Frietsch, chairman and chief executive officer of TeraForce Technology Corporation commented, “Second quarter revenue growth is on track with our expectations. These results also show continuing progress in building a sustainable level of revenues that will produce ongoing operating profits. Our relationship with Curtiss-Wright Corporation again contributed significantly to our financial results in the quarter. We anticipate further progress and contribution from this relationship as we begin shipping our jointly developed products.

“We expect continuing revenue growth based upon a number of factors. These include increasing orders from programs in which we have previously secured design wins, orders to be generated from recent design wins, such as the UAV program we recently announced, the potential of orders from additional design wins we are currently pursuing, and the program applications we anticipate for our

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new products. While we feel confident about this range of opportunities, we are not able to predict the timing or magnitude of specific orders or the impact on quarter to quarter net revenues and operating results.”

Conference Call Scheduled

The Company will also host a management conference call Thursday, August 5, 2004 at 2:00 p.m. Central Daylight Time, to review the matters discussed in this release. Shareholders and investors interested in attending the conference call should dial 904-779-4670 ten minutes prior to the call and enter reservation code 25462617. A live webcast of the conference call will also be available on the TeraForce website at http://www.teraforcetechnology.com/ and click on “Investor Relations.”

A replay of the conference call will be available later that day from 5:30 p.m. Eastern Daylight Time through 5:30 p.m. Eastern Daylight Time on September 5, 2004. To access the playback, please call 402-220-2491. The reservation code for the replay is 25462617. A replay will be available online through the TeraForce website at http://www.teraforcetechnology.com/ and click on “Investor Relations.”

About TeraForce Technology Corporation

Based in Richardson, Texas, TeraForce Technology Corporation (OTCBB: TERA) designs, develops, produces and sells high-density embedded computing platforms and digital signal processing products, primarily for applications in the defense electronics industry. TeraForce’s primary operating unit is DNA Computing Solutions, Inc.

Except for the historical information contained herein, the statements in this announcement are forward looking statements which involve risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward looking statements. Factors that might cause such a difference include, but are not limited to, those relating to: general economic conditions in the markets in which the Company operates; success in the development and market acceptance of new and existing products; dependence on suppliers, third party manufacturers and channels of distribution; contingent liabilities; customer and product concentration; fluctuations in customer demand; maintaining access to external sources of capital; ability to attract and retain key management and technical personnel; issues regarding intellectual property rights; overall management of the Company’s expansion; and other risk factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

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TERAFORCE TECHNOLOGY CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Thousands of dollars, except per share data)

	June 30,	December 31,
	2004	2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1	$165
Accounts receivable net of allowance of $30 in 2004 and 2003	1,055	1,935
Inventories	1,248	1,595
Prepaid expenses and other current assets	609	537

Total current assets	2,913	4,232
Property and equipment, net	324	378
Investment in affiliate	100	250
Other assets	595	488

	$3,932	$5,348

Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of notes payable	$6,707	$700
Accounts payable	1,252	1,495
Deferred revenue	—	1,550
Accrued liabilities	1,434	1,686

Total current liabilities	9,393	5,431
Long-term notes payable	—	5,909
Other long-term liabilities	300	795
Stockholders’ deficit:
Common Stock, $.01 par value; authorized 250,000,000 shares; 133,561,526 and 130,837,186 shares issued in 2004 and 2003, respectively	1,336	1,308
Additional paid-in capital	189,712	189,194
Accumulated deficit	(195,222)	(195,702)

	(4,174)	(5,200)
Less 400,474 shares of common stock in treasury at cost	(1,587)	(1,587)

Total stockholders’ deficit	(5,761)	(6,787)

	$3,932	$5,348

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TERAFORCE TECHNOLOGY CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Thousands of dollars, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
	(unaudited)
Net revenues	$2,368	$1,385	$6,975	$2,338
Cost of revenues	1,163	977	2,044	1,657

Gross profit	1,205	408	4,931	681

Expenses:
Engineering and development	518	696	1,019	1,481
Selling and administrative	1,336	1,147	2,639	2,351

	1,854	1,843	3,658	3,832

Operating profit (loss)	(649)	(1,435)	1,273	(3,151)

Other income (expense):
Litigation costs, net of insurance reimbursement	—	(48)	—	(125)
Share of loss and adjustment to carrying value of unconsolidated affiliate	(50)	(152)	(50)	(369)
Interest expense	(400)	(252)	(735)	(368)
Interest income and other	(8)	—	(8)	(65)

	(458)	(452)	(793)	(927)

Net income (loss)	$(1,107)	$(1,887)	$480	$(4,078)

Basic and diluted income (loss) per share	$(.01)	$(.02)	$—	$(.03)

Weighted average number of common shares outstanding (thousands):
Basic	132,775	118,080	131,690	116,575

Diluted	132,775	118,080	159,891	116,575

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TERAFORCE TECHNOLOGY CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Thousands of dollars)

	Six Months Ended June 30,
	2004	2003
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$480	$(4,078)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Utilization of prepaid services	—	167
Depreciation and amortization	111	129
Amortization of deferred financing costs	480	—
Amounts related to unconsolidated affiliate	50	369
Other	(75)	375
Changes in operating assets and liabilities:
Accounts receivable	881	(7)
Inventories	347	336
Deferred revenue	(1,550)	—
Accounts payable and accrued liabilities	(969)	780

Net cash used in operating activities	(245)	(1,929)

Cash flows from investing activities:
Capital expenditures	(45)	(7)
Investment in temporary cash investments	—	457
Proceeds from sale of partial interest in affiliate	100	—
Software development costs	(9)	(83)

Net cash provided by investing activities	46	367

Cash flows from financing activities:
Proceeds from issuance of notes payable	—	997
Proceeds from issuance of common stock	35	511

Net cash provided by financing activities	35	1,508

Net decrease in cash and cash equivalents	(164)	(54)
Cash and cash equivalents, beginning of period	165	55

Cash and cash equivalents, end of period	$1	$1

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeraForce Technology Corporation (Registrant)
Date: August 5, 2004	By:	/s/ Herman M. Frietsch
(Signature)
Herman M. Frietsch

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